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                                                    NEWS


FINANCIAL
RELATIONS BOARD


FOR YOUR INFORMATION                         RE: TEFRON LTD.
                                             PARK AZORIM
                                             94 DERECH EM HAMAHAVOT
                                             PETACH TIKVA 49527
                                             ISRAEL
                                             (NYSE: TFR)

Gil Rozen, Chief Financial Officer           Marilynn Meek - General Info
Tefron Ltd.                                  (212)827-3773
972-3-923-0215
Fax: 972-3-922-9035

FOR IMMEDIATE RELEASE
May 2, 2005

                TEFRON LTD. SCHEDULES CONFERENCE CALL TO DISCUSS
                      FIRST QUARTER 2005 FINANCIAL RESULTS

PETACH TIKVA, ISRAEL - MAY 2, 2005 - Tefron Ltd. (NYSE:TFR) today announced that it will release first quarter financial results for the quarter ended March 31, 2005 on Monday, May 9, 2005. In conjunction with its release, the Company will host a conference call to discuss the release on Monday, May 9, 2005 at 10:00 a.m. Eastern Time.

Individuals wishing to participate on the conference call can access the live call via the web at WWW.VIAVID.NET or by dialing 800-219-6110, domestically and 303-262-2211, internationally. A replay of the call will be available through May 16, 2005 by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers. The pass code for the replay is 11029953.

Tefron manufactures boutique-quality everyday seamless intimate apparel sold throughout the world by such name-brand marketers as Victoria's Secret, Target, Warnaco/Calvin Klein, The Gap, Banana Republic, Nike, Mervyn's, Patagonia and Adidas, as well as other well known American retailers and designer labels. The company's product line includes knitted briefs, bras, tank tops, boxers, leggings, crop, T-shirts, nightwear, bodysuits, swim wear, beach wear and active-wear. The Company's Healthcare Division manufactures and sells a range of textile healthcare products.

This press release contains certain forward-looking statements with respect to the Company's business, financial condition and results of operations. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including, but not limited to, fluctuations in product demand, economic conditions as well as certain other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated